JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of February 16, 2021 by and among VIEX Opportunities Fund, LP – Series One, VIEX Opportunities Fund, LP – Series Two (the “Departing Member”), VIEX GP, LLC, VIEX Capital Advisors, LLC and Eric Singer (collectively, “VIEX”), Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP, Osmium Spartan, LP, Osmium Diamond, LP and John H. Lewis (collectively, “Osmium”), Oak Investment Partners XI, Limited Partnership, Oak Associates XI, LLC, Oak Investment Partners XII, Limited Partnership, Oak Associates XII, LLC, Oak Management Corporation, Bandel L. Carano, Edward F. Glassmeyer, Fredric W. Harman, Ann H. Lamont and Grace A. Ames (collectively, “Oak” and, together with VIEX and Osmium, the “Existing Members”), and Michael McConnell and John Mutch (collectively, the “New Members”).

WHEREAS, the Existing Members are parties to that certain Group Agreement dated as of February 12, 2021 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of working together to enhance shareholder value at Leaf Group Ltd., a Delaware corporation (the “Company”) including (i) soliciting proxies for the election of the persons to be nominated by the Group (as defined in the Agreement) to the Board of Directors at the 2021 annual meeting of shareholders of the Company, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing;

WHEREAS, the New Members desire to join the Group formed by the Existing Members; and

WHEREAS, the Departing Member desires to terminate its participation in the Group.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.             Effective immediately, the New Members are joined as parties to the Agreement.

2.             Each of the New Members agrees to be bound by the terms of the Agreement, including the obligations of a member of the Group, the terms of which are incorporated herein and made a part hereof.

3.             Effectively immediately, the Departing Member shall cease to be a party to the Agreement.

4.             Each of the New Members agrees that he shall not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of the Existing Members.

5.             Each of the New Members agrees that so long as the Agreement is in effect, he shall not undertake any expenses in connection with his or her involvement with the Company, individually or on behalf of the Group, without the prior written consent of the Existing Members.

6.             Each of the New Members agrees that so long as the Agreement is in effect, he shall not communicate on behalf of the Group with regards to the Company without the prior written consent of the Existing Members.

7.             This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the day and year first above written.

VIEX Opportunities Fund, LP – Series One

By:	VIEX GP, LLC General Partner

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Opportunities Fund, LP – Series Two

By:	VIEX GP, LLC General Partner

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX GP, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Capital Advisors, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

/s/ Eric Singer
Eric Singer Individually and as attorney-in-fact for Michael McConnell and John Mutch

Osmium Capital, LP

By:	Osmium Partners, LLC General Partner

By:	/s/ John H. Lewis
	Name:	John H. Lewis
	Title:	Managing Member

Osmium Capital II, LP

By:	Osmium Partners, LLC General Partner

By:	/s/ John H. Lewis
	Name:	John H. Lewis
	Title:	Managing Member

Osmium Spartan, LP

By:	Osmium Partners, LLC General Partner

By:	/s/ John H. Lewis
	Name:	John H. Lewis
	Title:	Managing Member

Osmium Partners, LLC

By:	/s/ John H. Lewis
	Name:	John H. Lewis
	Title:	Managing Member

/s/ John H. Lewis
John H. Lewis

Oak Investment Partners XI, Limited Partnership

By:	Oak Associates XI, LLC General Partner

By:	/s/ Fredric W. Harman
	Name:	Fredric W. Harman
	Title:	Managing Member

Oak Investment Partners XII, Limited Partnership

By:	Oak Associates XII, LLC General Partner

By:	/s/ Fredric W. Harman
	Name:	Fredric W. Harman
	Title:	Managing Member

Oak Associates XI, LLC

By:	/s/ Fredric W. Harman
	Name:	Fredric W. Harman
	Title:	Managing Member

Oak Associates XII, LLC

By:	/s/ Fredric W. Harman
	Name:	Fredric W. Harman
	Title:	Managing Member

Oak Management Corporation

By:	/s/ Fredric W. Harman
	Name:	Fredric W. Harman
	Title:	Managing Member

/s/ Fredric W. Harman
Fredric W. Harman Individually and as attorney-in-fact for Bandel L. Carano, Edward F. Glassmeyer, Ann H. Lamont and Grace A. Ames

4